EXHIBIT 2.1



                           AGREEMENT BETWEEN AND AMONG

                           WINNCOM TECHNOLOGIES, INC.,

                           WINNCOM TECHNOLOGIES CORP.,

                                       AND

                             ANTENNAS AMERICA, INC.,

                                  May 24, 2000

AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.       Definitions...........................................................1
         -----------
         1.1.     Articles Of Merger...........................................1
         1.2.     Closing......................................................1
         1.3      Closing Weighted Average Trading Price.......................1
         1.4.     Code.........................................................1
         1.5.     Constituent Corporations.....................................1
         1.6.     Effective Time...............................................2
         1.7      GAAP.........................................................2
         1.8.     Maryland Law.................................................2
         1.9.     Material Adverse Change or Material Adverse Effect...........2
         1.10.    Merger.......................................................2
         1.11.    1933 Act.....................................................2
         1.12.    1934 Act.....................................................2
         1.13.    Ohio Law.....................................................2
         1.14.    Parent.......................................................2
         1.15.    Parent Closing Shares........................................2
         1.16.    Parent Common Stock..........................................2
         1.17.    SEC..........................................................2
         1.18.    Sub..........................................................2
         1.19.    Subsidiary...................................................2
         1.20.    Surviving Corporation........................................2
         1.21     Transfer Agent...............................................2
         1.22.    Weighted Average Trading Price...............................2
         1.23.    Winncom......................................................3
         1.24     Winncom Proportionate Ownership..............................3
         1.25.    Winncom Common Stock.........................................3
         1.26.    Winncom Shareholders.........................................3

2.       The Merger............................................................3
         ----------
         2.1.     Merger.......................................................3
         2.2.     Effective Time...............................................3

3.       Articles Of Incorporation, Bylaws And Directors.......................3
         -----------------------------------------------
         3.1.     Articles And Bylaws..........................................3
         3.2.     Directors Of Surviving Corporation...........................3

4.       Consideration.........................................................3
         -------------
         4.1.     Cash.........................................................3
         4.2.     Notes........................................................3
         4.3      Escrow Account...............................................4
         4.4      Conversion of Shares.........................................4
         4.5.     Certain Effects Of The Merger................................4
         4.6.     Mechanics Of Exchange........................................5
         4.7.     Stock Transfer Books.........................................5
         4.8.     Payments to Winncom Shareholders.............................5

5.       Representations And Warranties Of Parent..............................5
         ----------------------------------------
         5.1.     Organization And Standing....................................5
         5.2      Subsidiaries.................................................5
         5.3.     Capitalization...............................................5
         5.4.     Authority; Non-Contravention.................................6
         5.5.     Governmental Consents........................................6
         5.6.     Disclosure...................................................6
         5.7.     Absence of Litigation........................................7
         5.8      Absence of Certain Changes or Events.........................7
         5.9.     Reorganization...............................................8

6.       Representations And Warranties Of Winncom.............................8
         -----------------------------------------
         6.1.     Organization And Standing....................................8
         6.2.     Subsidiaries.................................................8
         6.3.     Capitalization...............................................8
         6.4.     Authority; Non-Contravention.................................8
         6.5.     Contracts And Commitments....................................9
         6.6.     Compliance With Other Instruments............................9
         6.7.     Litigation And Claims........................................9
         6.8.     Customers...................................................10
         6.9.     Insurance...................................................10
         6.10.    Governmental Consents.......................................10
         6.11.    Disclosure..................................................10
         6.12.    Real Estate.................................................10
         6.13.    Taxes.......................................................10
         6.14     Workers Compensation........................................11
         6.15.    Employees; No Retirement Obligations........................11
         6.16.    Books And Records...........................................11
         6.17.    Copies Of Documents.........................................11
         6.18.    Officers, Directors, Employees And Consultants..............11
         6.19.    Bank Accounts...............................................12
         6.20.    Information.................................................12
         6.21.    Documents Delivered.........................................12
         6.22.    Material Changes............................................12
         6.23.    Financial Statements; Undisclosed Liabilities...............13
         6.24.    No Encumbrances.............................................14
         6.25.    No Encumbrances On Winncom Common Stock.....................14
         6.26.    Reorganization..............................................14
         6.27.    Restricted Stock............................................14

7.       Representations And Warranties Regarding Sub.........................14
         --------------------------------------------
         7.1.     Organization and Standing...................................14
         7.2.     Capital Structure...........................................15
         7.3.     Authority; Non-Contravention................................15

8.       Certain Agreements...................................................15
         ------------------
         8.1.     Access And Information......................................15
         8.2.     Audited Financial Statements................................15
         8.3.     Operation Of Business.......................................16
         8.4.     Preservation Of Business....................................16
         8.5.     Allocation Of Revenues, Expenses, And Capital Investments...16
         8.6.     Interim Operations..........................................17

         8.7.     Reorganization..............................................18
         8.8.     Resignation Of Officers And Directors.......................18
         8.9      Employment Agreement........................................18
         8.10.    Noncompetition Agreement....................................18
         8.11.    Winncom Employees Options...................................18
         8.12.    Accuracy Of Representations.................................18
         8.13.    Consents, Waivers And Approvals.............................18
         8.14.    Notice Of Breach Of Warranty................................18
         8.15.    Additional Documents; Further Assurances....................18
         8.16.    Notice Of Inaccurate Information............................18
         8.17.    Publicity...................................................19

9.       Conditions To Performance By All Parties.............................19
         ----------------------------------------

10.      Conditions Precedent To Performance By Winncom.......................19
         ----------------------------------------------
         10.1     Approvals...................................................19
         10.2.    Accuracy of Representations and Warranties..................19
         10.3.    Compliance with Covenants...................................19
         10.4.    Opinion of Counsel..........................................19
         10.5     Parent Share Certificates...................................20

11.      Conditions Precedent To Performance By Parent And Sub................20
         -----------------------------------------------------
         11.1     Approvals...................................................20
         11.2.    Accuracy of Winncom's Representations and Warranties........20
         11.3.    Compliance with Covenants...................................20
         11.4.    Interim Financial Statements................................20
         11.5.    No Adverse Change, Projections..............................21
         11.6     Opinion of Winncom's Counsel................................21
         11.7.    Consents....................................................22

12.      Indemnification By Winncom Shareholders..............................22
         ---------------------------------------

13.      Notice Of Claim......................................................23
         ---------------

14.      Closing..............................................................23
         -------

15.      Intentionally Omitted................................................24
         ---------------------

16.      Amendment Or Waiver..................................................24
         -------------------

17.      Entire Agreement.....................................................24
         ----------------

18.      Notice...............................................................24
         ------

19.      Severability.........................................................25
         ------------

20.      Headings.............................................................25
         --------

21.      Counterparts.........................................................25
         ------------

22.      Expenses.............................................................25
         --------

23.      Nature and Survival of Representations...............................25
         --------------------------------------

24.      Benefits And Assignment..............................................25
         -----------------------

25.      Specific Performance.................................................26
         --------------------

26.      Brokers..............................................................26
         -------

27.      Costs................................................................26
         -----

28.      Choice Of Law........................................................26
         -------------

SCHEDULES

Schedule No. And Description

4.2(a)   Form Of The 90-Day Note

4.2(b)   Form Of The 180-Day Note

4.2(c)   Pledge Agreement

4.3      Escrow Agreement

5.2      Parent's Subsidiaries

5.3      Parent Capitalization

5.6      Disclosures

6.1      List Of Jurisdictions Where Winncom Property Is Leased/Owned

6.5      Material Contracts, Indebtedness, Liabilities And Obligations

6.6      Violations Of Articles Of Incorporation, Bylaws, Contracts, Etc.

6.7      Litigation And Claims

6.8      Customers And Form Of Base Warranty

6.9      Insurance Policies

6.15     Employee Benefits

6.18 Employees, Directors, Officers and Consultants and Annual Compensation Thereof

6.19     Bank Accounts

6.22     Material Changes

6.23     Winncom Financial Statements

6.24     Encumbrances

8.9      Employment Agreement

8.10     Noncompetition Agreement

8.11     Winncom Employees Options

11.5     Business Plan

14.2     Transfer Agent Instructions

                           AGREEMENT BETWEEN AND AMONG

                           WINNCOM TECHNOLOGIES, INC.

                           WINNCOM TECHNOLOGIES CORP.,

                                       AND

                             ANTENNAS AMERICA, INC.

         THIS AGREEMENT ("Agreement"), dated as of May 24, 2000, is entered into between and among, Winncom Technologies, Inc., an Ohio corporation ("Winncom"), Winncom Technologies Corp., a Maryland corporation and a wholly-owned subsidiary of Parent ("Sub"), and Antennas America, Inc., a Utah corporation ("Parent"). Each of Winncom, Sub and Parent may be referred to individually as a "Party", and all of Winncom, Sub and Parent may be referred to collectively as the "Parties".

         RECITALS

         A. The Parties to this Agreement desire to effect the merger (the "Merger") of Winncom with and into Sub pursuant to the terms and conditions of this Agreement as a result of which (a) Sub shall be the surviving corporation,
(b) the separate corporate existence of Winncom shall cease, and (c) the holders of the outstanding capital stock of Winncom will receive $12,000,000, payable in a combination of cash, short-term notes, and shares of common stock of Parent, in exchange for relinquishing all the outstanding shares of common stock, which constitute all the outstanding securities, of Winncom.

         B. The respective Boards Of Directors of Winncom, Sub and Parent, and the stockholders of Winncom and Sub, have approved this Agreement and have determined that Winncom should merge with and into Sub on the terms and conditions hereinafter set forth in this Agreement.

         C. The Parties desire to effectuate the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute the parties' plan of reorganization with respect to the Merger.

         AGREEMENT

         In consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

         1. Definitions. As used in this Agreement the following terms have the meanings indicated:

                  1.1......"Articles Of Merger" refers to the articles of merger merging Winncom into Sub and meeting the requirements of the Maryland Law and the Ohio Law.

                  1.2......"Closing"   refers   to  the   consummation   of  the
transactions contemplated by this Agreement.

                  1.3......"Closing  Weighted  Average  Trading Price" means the
Weighted Average Trading Price on the date of Closing.

                  1.4......"Code"  refers to the Internal  Revenue Code of 1986, as amended.

                  1.5......"Constituent Corporations" refers to Sub and Winncom, collectively.

                  1.6......"Effective  Time"  refers to the date and time of the filing of the Articles Of Merger with the Secretary of State of the State of Maryland.

                  1.7......"GAAP"   shall  mean  the  U.S.   generally  accepted
accounting principles.

                  1.8......"Maryland   Law"  refers  to  the  Maryland   General
Corporation Law.

                  1.9......"Material   Adverse  Change"  or  "Material   Adverse
Effect" means, when used with respect to Parent or Winncom, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Winncom, or of Parent and its Subsidiary, taken as a whole, as the case may be.

                  1.10....."Merger"  refers to the  merger of  Winncom  into Sub pursuant to the terms and conditions of this Agreement.

                  1.11....."1933  Act" refers to the  Securities Act of 1933, as amended.

                  1.12....."1934  Act" refers to the Securities  Exchange Act of
1934, as amended.

                  1.13....."Ohio Law" means the General Corporation Law of Ohio.

                  1.14....."Parent"  refers to Antennas  America,  Inc.,  a Utah corporation, unless otherwise indicated.

                  1.15....."Parent  Closing  Shares" means that number of shares of Parent Common Stock determined by dividing $6,000,000 by the Closing Weighted Average Trading Price.

                  1.16....."Parent  Common Stock" refers to the $.0005 par value common stock of Parent.

                  1.17....."SEC"   refers  to  the   Securities   And   Exchange
Commission.

                  1.18....."Sub"   refers  to  Winncom   Technologies  Corp.,  a
Maryland corporation, all the outstanding shares of which are owned by Parent, unless otherwise indicated.

                  1.19....."Subsidiary"  means  any  corporation,   partnership,
joint venture or other legal entity of which Parent or Winncom, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50 percent or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  1.20....."Surviving  Corporation"  shall have the  meaning set forth in Section 2.1.

                  1.21....."Transfer  Agent" refers to the  American  Securities
Transfer & Trust, Inc.

                  1.22....."Weighted  Average  Trading  Price"  shall  mean  the average trading price of shares of Parent Common Stock for a specified period determined by multiplying the number of shares involved in each individual trade during the period of determination by the sale price for that trade and dividing the sum of all those amounts by the total number of shares traded during the relevant period of determination.

                  1.23....."Winncom"  refers to Winncom  Technologies,  Inc., an
Ohio corporation.

                  1.24....."Winncom  Proportionate  Ownership"  means,  for each shareholder of Winncom as of the time of the Closing, the decimal fraction resulting by dividing (i) the number of shares of Winncom Common Stock owned by that Shareholder by (ii) the total number of issued and outstanding shares of Winncom Common Stock.

                  1.25....."Winncom  Common  Stock"  refers  to the no par value common stock of Winncom.

                  1.26....."Winncom  Shareholders"  means  Gregory E. Raskin and
Michael P. Maly, who collectively own all the outstanding securities of Winncom.

         2.       The Merger.
                  ----------

                  2.1......Merger.  Subject to the terms and conditions  hereof, at the Effective Time, Winncom shall be merged with and into Sub in accordance with the laws of the State of Maryland and the State of Ohio, with Sub being the surviving corporation. Sub is also sometimes referred to as the "Surviving Corporation".

                  2.2.....Effective  Time.  Subject  to  compliance  by Sub  and
Winncom with the covenants and agreements of, and satisfaction of the conditions contained in, this Agreement, the Parties shall take all actions as are required by law to make the Merger effective, including the filing of duly executed Articles Of Merger meeting the requirements of the Maryland Law and the Ohio Law with the Secretary of State of the State of Maryland and the Secretary of State of the State of Ohio. The Merger shall become effective on the date and as of the time of the filing of the Articles Of Merger with the Secretary of State of the State of Maryland. Such date and time are herein referred to as the "Effective Time". The Articles Of Merger shall be executed at or prior to the Closing and filed promptly thereafter.

         3.       Articles Of Incorporation, Bylaws And Directors.
                  -----------------------------------------------

                  3.1.....Articles And Bylaws. The Articles Of Incorporation and
Bylaws of Sub in effect at the Effective Time shall be the Articles Of Incorporation and Bylaws of the Surviving Corporation.

                  3.2.....Directors Of Surviving  Corporation.  At the Effective
Time the directors of the Surviving Corporation shall be Randall P. Marx, Richard Anderson, Donald Huebner, and Gregory E. Raskin.

         4. Consideration. Subject to the terms and conditions of this Agreement, Parent agrees to pay Winncom $3,000,000 cash, $3,000,000 in notes, and the Parent Closing Shares in exchange for all the Winncom Common Stock of Winncom in the manner described in this Section 4.

                  4.1.....Cash.   At  the  Closing,  Parent  shall  pay  Winncom
Shareholders a total amount of $3,000,000 bank or cashier's check or equivalent in the amounts allocated in the same relative percentages as their respective Winncom Proportionate Ownership as set forth in Section 4.8. Of this amount, $2,500,000 will be deposited in the Escrow Account pursuant to Section 4.3.

                  4.2.....Notes.  At the Closing,  Parent shall issue four notes
(hereinafter  referred to as "the 90-Day  Notes" and "the  180-Day  Notes",  and
referred to together as the "Notes") payable to each of the Winncom Shareholders, in the form attached, respectively, as Schedule 4.2(a) and
Schedule 4.2(b) to this Agreement. The aggregate amounts of the Notes shall be $3,000,000 with the 90-Day Notes aggregating $1,500,000, and the 180-day Notes aggregating $1,500,000. The Notes shall not accrue interest until and unless they become delinquent. The 90-Day Notes are due and payable 90 days after the Closing, and the 180-Day Notes are due and payable 180 days after the Closing. The Notes shall be secured by a pledge of 100 percent of the Surviving Corporation Common Stock pursuant to the Pledge Agreement attached hereto as
Schedule 4.2(c). In connection with this pledge, the Surviving Corporation common stock will be delivered to Raskin, as pledge agent for Raskin and Maly, together with the executed Pledge Agreement, at the Closing.

                  4.3.....Escrow  Account.  At  Closing,  Parent  shall  deposit
$2,500,000 in cash, which is part of the $3,000,000 cash consideration referred to in Section 4.1 above, and the certificates of all Parent Closing Shares in the National City Bank of Cleveland Escrow Account (the "Escrow Account"). Also at Closing, Winncom shall deliver the certificates representing all shares of Winncom Common Stock to Parent. The Escrow Account shall be subject to and governed by the terms of the Escrow Agreement, which is attached hereto as
Schedule 4.3. Within 90 days after the Closing, Parent shall deposit the aggregate amount of $1,500,000 in payment of the 90-Day Notes in the Escrow Account. If Parent defaults in the payment of either the 90-Day Notes or the 180-Day Notes, all the shares of Sub's common stock, together with any interest earned in the Escrow Account, shall be transferred to the Winncom Shareholders as set forth in Section 4.8, and all the monies deposited in the Escrow Account, together with the certificates representing all the Parent Closing Shares, shall be returned to Parent. If both Notes are paid according to their terms, (i) all shares of Sub's common stock, together with all documentation related to the security interest in those shares, shall be delivered to Parent, (ii) all Parent Closing Shares shall be transferred to Winncom, and (iii) all the monies deposited in the Escrow Account, together with the interest accrued thereon, shall be delivered to Winncom Shareholders as set forth in Section 4.8. At the end of the 180-day period from the Closing, Parent shall make a payment to Winncom for the amount by which the Closing Net Asset Value of Winncom (as defined in Section 8.5.1 hereinafter) exceeds $500,000, and Parent shall cause the Winncom Shareholders to be released from their guarantees of Winncom's bank line of credit. The Escrow Account shall terminate upon payment of both Notes according to their terms, and the release of the guarantees of the Winncom Shareholders covering the Key Bank indebtedness.

                  4.4.....Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action, each Winncom Shareholder will receive, in exchange for the cancellation of all the shares of Winncom Common Stock owned by that Shareholder, that number of Parent Closing Shares determined by multiplying the number of Parent Closing Shares by that Shareholder's Winncom Proportionate Ownership, together with the consideration referenced in Sections
4.1 and 4.2 hereof. No fractional Parent Closing Shares will be issued, shares shall be rounded up to the nearest whole share.

                  4.5.....Certain  Effects Of The Merger. At the Effective Time,
the separate existence of Winncom shall cease, and Winncom shall be merged with and into Sub, which, as the Surviving Corporation, shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other causes in action and other interests due or belonging to each of the Constituent Corporations, shall be vested in the
Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectively the property of the Surviving Corporation as they were of the respective Constituent Corporations and shall not revert or be in any way impaired by reason of the Merger, subject to the provisions of Section 8.5 of this Agreement. All rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                  4.6.....Mechanics  Of Exchange.  At the Closing,  each Winncom
Shareholder who is the holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Winncom Common Stock shall surrender that certificate, together with any other reasonably required documents, to Parent and that Winncom Shareholder shall be entitled, upon surrender, to receive in exchange therefor the consideration referenced in
Section 4.4 above. If any certificate for Parent Closing Shares is to be issued in a name other than that in which the certificate for shares of Winncom Common Stock surrendered in exchange therefor is registered, it shall be a condition of that exchange that the person requesting the exchange shall pay to American Securities Transfer & Trust, Inc., 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, any transfer or other taxes or fees required by reason of the issuance of certificates for Parent Closing Shares in a name other than that of the registered holder of the Winncom certificate surrendered.

                  4.7.....Stock Transfer Books. At the Effective Time, the stock transfer books of Winncom shall be closed and no transfer of Winncom Common Stock thereafter shall be made.

                  4.8.....Payments  to Winncom  Shareholders.  The consideration described in this Section 4 shall be allocated to Winncom Shareholders as set forth in the following table:

------------------------------ -------------- ----------------- ----------- ------------ -----------------
                                 Shares of                                                Percentage of
                                  Winncom         Winncom       90-Day       180-Day     Cash and Parent
                               Common Stock    Proportionate    Note Face    Note Face    Closing Shares
     Winncom Shareholder           Held          Ownership        Amount      Amount         Received
------------------------------ -------------- ----------------- ----------- ------------ -----------------
Gregory E. Raskin                   130            56.52%         $847,800     $847,800       56.52%
------------------------------ -------------- ----------------- ----------- ------------ -----------------
Michael P. Maly                     100            43.48%          652,200      652,200       43.48%
------------------------------ -------------- ----------------- ----------- ------------ -----------------

         5. Representations And Warranties Of Parent.

                  Parent represents and warrants to Winncom as follows:

                  5.1......Organization   And   Standing.   The   Parent   is  a
corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Parent has the requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. Parent is licensed or qualified as a foreign corporation and is in good standing in every state or other jurisdiction, wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a Material Adverse Effect on the business and operations of Parent, taken as a whole. Parent has furnished Winncom with true and complete copies of its current Articles of Incorporation and Bylaws (certified by its corporate Secretary). These copies are true, correct and complete in the form in which they now exist and contain all amendments through the date of this Agreement.

                  5.2......Subsidiaries.    Parent   has   no    partially    or
wholly-owned,  direct or  indirect,  subsidiaries,  except  for those  listed on
Schedule 5.2.

                  5.3......Capitalization.  Parent's entire  authorized  capital stock consists of 250,000,000 shares of Parent Common Stock, par value $.0005 per share, and no shares of preferred stock. At May 24, 2000, there were 121,198,467 shares of Parent Common Stock issued and outstanding and 1,320,000 shares of Parent Common Stock reserved for issuance pursuant to outstanding options and warrants. Other than as specified in Schedule 5.3, Parent has no stock option plans or agreements. In addition, except as set forth on Schedule 5.3, Parent has granted no warrant, call, option, convertible security or other agreement or right (contingent or otherwise) to purchase or acquire any Parent Common Stock or any other capital stock of Parent, Parent has no commitment to issue such warrant, call, option, convertible security or other right, and, to the best of Parent's knowledge, Parent has no obligation, contingent or otherwise, to purchase, redeem, or otherwise acquire any shares of Parent Common Stock or any interest therein.

                  5.4......Authority;    Non-Contravention.   Parent   has   the
requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board Of Directors, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming the due authorization, execution and delivery hereof by Winncom) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, any provision of (i) the Articles Of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to Winncom) of Parent,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement instrument, permit, concession, franchise or license applicable to Parent, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, right, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  5.5......Governmental  Consents.  Except for actions that have been or will be taken prior to the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority on the part of Parent or its Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement. As of the Closing, there will be no consent of any third party that has not been obtained and that is required in order to consummate the transactions being consummated at the Closing.

                  5.6......Disclosure.

                  (a) Parent is current in filing all required documents with the SEC. Parent shall deliver to Winncom, on or before the Closing, its Annual Report on Form 10-KSB for the year ended December 31, 1999 as filed with the SEC, its quarterly report for the three months ended March 31, 2000 as filed with the SEC, both reports attached hereto to Schedule 5.6, and all subsequent filings with the SEC. As of their respective dates, all documents filed by Parent with the SEC since at least January 1, 1999 (the "Parent SEC Documents") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent at the dates thereof and the results of its operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Parent which is required by GAAP to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Parent included in the Parent SEC Documents is not so reflected or reserved against that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                    (b) Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, contains any untrue statement (attributable to Parent) of a material fact. Parent has fully provided Winncom with all the written information that Winncom has requested for the purpose of deciding whether to consummate the Merger. Parent agrees that, during the period between execution of this Agreement and the Closing, Parent will provide all additional information that Winncom reasonably requests.

                    (c) Neither this Agreement nor any of the documents executed in connection with the transactions contemplated by this Agreement (i) contains any misstatement of a material fact or (ii) omits to state any fact necessary to make the statements contained thereby not misleading.

                  5.7......Absence of Litigation. Except as disclosed in any SEC
Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of Parent or any of its subsidiaries, before any court, arbitrator or governmental authority, in each case except as would not have a Material Adverse Effect. As of the date of this Agreement, none of Parent, any of its subsidiaries nor any property or asset of Parent or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or governmental authority, in each case except as would not have a Material Adverse Effect.

                  5.8......Absence  of  Certain  Changes  or  Events.  (a) Since
December 31, 1999, except as disclosed in any SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or may have a Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, except as disclosed in any SEC Reports and except for acquisition offers made to other companies (i) each of Parent and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by Parent or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by Parent or any of its subsidiaries into any commitment or transaction material to Parent and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or Parent) or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of Parent or any of its subsidiaries, except in the ordinary course of business consistent with past practice, and except for (i) an employment offer made to one individual, and (ii) a possible increase in compensation to Randall
P. Marx.
                                       7

                  5.9.  ....Reorganization.  To the knowledge of Parent, neither
Parent nor Sub has taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) Sub is wholly owned directly by Parent, (ii) Parent has no plan or intention with respect to any of the following: to cause the Surviving Corporation to issue any shares of stock following the Merger, to reacquire any of the Parent Common Stock issued in the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of (except in the ordinary course of business) any of its assets, (iii) following the Merger, the Surviving Corporation will continue at least one significant historic business line of Winncom, or use at least a significant portion of Winncom's historic business assets in a business, in each case within the meaning of Treas. Reg.ss. 1.368-1(d), and (iv) neither Parent nor any of its Subsidiaries own, nor have any of them owned during the past five years, any capital stock of Winncom.

         6.   Representations   And  Warranties  Of  Winncom.   Winncom  agrees,
represents and warrants to Parent and Sub as follows:

                  6.1......Organization  And Standing.  Winncom is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Winncom has the requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. Winncom is licensed or qualified as a foreign corporation and is in good standing in every state, or other jurisdiction, wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a Material Adverse Effect on the business and operations of Winncom taken as a whole. Winncom does not own or lease property in any jurisdiction other than in those listed in Schedule 6.1. Winncom has provided Parent and Sub with a true and complete copy of its Articles Of Incorporation certified by the Secretary Of State of Winncom's state of incorporation, and a true and complete copy of Winncom's Code of Regulations certified to be current by the corporate Secretary of Winncom.

                  6.2......Subsidiaries.    Winncom   has   no    partially   or
wholly-owned, direct or indirect, Subsidiaries.

                  6.3......Capitalization.  Winncom's entire authorized  capital stock consists of 850 shares of Winncom Common Stock. As of the date hereof, there were 230 shares of Winncom Common Stock issued and outstanding and there are no shareholders of Winncom other than the Winncom Shareholders listed in
Section 1.26. Winncom has no stock option plans or agreements and no other securities outstanding. In addition, Winncom has granted no warrant, call, option, convertible security or other agreement or right (contingent or otherwise) to purchase or acquire any Winncom Common Stock or any other capital stock of Winncom, Winncom has no commitment to issue such warrant, call, option, convertible security or other right, and Winncom has no obligation, contingent or otherwise, to purchase, redeem, or otherwise acquire any shares of Winncom's capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, except as permitted by this Agreement.

                  6.4......Authority;   Non-Contravention.   Winncom   has   the
requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Winncom of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board Of

Directors and shareholders, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Winncom are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Winncom and (assuming the due authorization, execution and delivery hereof by Parent and
Sub) constitutes a valid and binding obligation of Winncom enforceable against Winncom in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Winncom under, any provision of (i) the Articles Of Incorporation or Code of Regulations (true and complete copies of which as of the date hereof have been delivered to Parent) of Winncom, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement instrument, permit, concession, franchise or license applicable to Winncom, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Winncom or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, right, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Winncom, materially impair the ability of Winncom to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  6.5......Contracts And Commitments.  Other than this Agreement and the  agreements  and  documents  contemplated  herein,  attached  hereto  as
Schedule 6.5 is (i) a list of all "material" agreements and contracts, and (ii) all indebtedness, liabilities and other obligations known to Winncom to which Winncom is a Party or by which Winncom is bound or subject. For purposes of this
Section 6.5, a "material" contract means any agreement which involves a total liability or potential revenue to Winncom of $10,000 or more. True and complete copies of such material agreements and obligations, if extant, have been made available for inspection by Parent at the offices of Winncom. Except as set forth on Schedule 6.5, all of the contracts and other agreements listed on
Schedule 6.5 are valid and binding upon Winncom in accordance with their terms, and neither Winncom nor, to the knowledge of Winncom, any other Party is in default or otherwise in breach of its obligations, nor has Winncom received or sent notice of default or of any unresolved claim, under any such contracts or other agreements. Except as separately identified on Schedule 6.5, no approval or consent of any person is needed in order that the material contracts and other agreements set forth on Schedule 6.5 continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

                  6.6......Compliance With Other Instruments.  Winncom is not in
violation of any term of its Articles Of Incorporation or Code of Regulations, or in any respect material to the business and operations of Winncom taken as a whole of any contract, agreement, instrument, judgment, decree, or order, except as set forth on Schedule 6.6 hereto. Except as set forth on Schedule 6.6, Winncom is not in violation of any material federal, state, or local law, ordinance, statute, rule or regulation or any other material requirement of any governmental or regulatory body, court or arbitrator applicable to the business of that entity. Winncom holds, or believes that in the ordinary course of business it will be able to obtain, all licenses, permits, orders and approvals of any federal, state or local governmental or regulatory bodies that are material to or necessary for the conduct of the business of Winncom (collectively, "Permits"). All Permits are in full force and effect; and no proceeding is pending or, to the knowledge of Parent, threatened to revoke or limit any Permit.

                  6.7......Litigation  And  Claims.  Except as shown on Schedule
6.7 hereto, and except for claims of creditors of Winncom for unpaid obligations, there is no action, suit, claim or legal, administrative or
                                       9
arbitral proceeding or investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending and known to Winncom or known and currently threatened against Winncom or any properties or assets of any of them, nor to the knowledge of Winncom is there a basis therefor which questions the validity of this Agreement or the right of Winncom to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any Material Adverse Change in the assets, condition, affairs or prospects of Winncom, financially or otherwise, nor does Winncom know of any meritorious basis for the foregoing. Neither Winncom nor any properties or assets of Winncom is a Party or subject to the provisions of any order, writ, injunction, judgment, award or decree of any court or government or regulatory agency or instrumentality or arbitration tribunal of a material nature that has not been disclosed in Schedule 6.7. All notices required to have been given to any insurance company listed as insuring against any action, suit or claim set forth on Schedule 6.7 have been timely and duly given and no insurance company has asserted, orally or in writing, that such claim is not covered by the applicable policy relating to such claim.

                  6.8......Customers. As of the Closing, Winncom is not aware of any claim under product warranties, product servicing or other obligations from any of its customers. Winncom's standard product warranty language is set forth in Schedule 6.8. Winncom will indemnify Parent for any liability for Winncom products manufactured prior to the Closing resulting from matters outside the scope of the warranty set forth on Schedule 6.8, such as epidemic failure, violation of regulatory requirements, or product returns.

                  6.9......Insurance.  Winncom maintains the insurance  coverage as described on Schedule 6.9. This is at least the same level of insurance coverage as for the past two years.

                  6.10.....Governmental  Consents.  Except for actions that have been or will be taken prior to the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority on the part of Winncom is required in connection with the consummation of the transactions contemplated by this Agreement. As of the Closing, there will be no consent of any third party that has not been obtained and that is required in order to consummate the transactions being consummated at the Closing.

                  6.11.....Disclosure.

                  (a) Neither this Agreement nor any Schedule, Exhibit, or certificate delivered in accordance with the terms hereof contains any untrue statement (attributable to Winncom) of a material fact. There is no fact known to Winncom which would cause a Material Adverse Effect on the business, prospects or financial condition of Winncom or any of its respective properties or assets taken as a whole, which has not been set forth in this Agreement or in the Schedules, Exhibits, or certificates furnished in connection with the transactions contemplated by this Agreement. Winncom has fully provided Parent with all the written information that Parent has requested for the purpose of deciding whether to consummate the Merger, including its business plan attached hereto on Schedule 11.5.

                  (b) Neither this Agreement nor any of the documents executed in connection with transactions contemplated by this Agreement (i) contains any misstatement of a material fact or (ii) omits to state any fact necessary to make the statements contained thereby not misleading.

                  6.12.....Real Estate. Winncom owns no real estate property and has no obligation to pay any real estate tax to the appropriate governmental agencies.

                  6.13.....Taxes.  Winncom is an S  corporation  for purposes of the Code. All income, excise, occupation, franchise, and other taxes, duties or charges levied, assessed or imposed upon Winncom by the United States or by any
                                       10
government, state, municipality or governmental subdivision have been duly paid or adequately provided for or are being timely and properly contested, and all income, excise, franchise and other tax reports or other reports required by law or regulation have been duly filed or extensions have been duly obtained. All federal and state tax returns of Winncom have been filed by Winncom as required with the appropriate governmental agency and all assessments with respect to such periods have been paid or adequately provided for or are being timely and properly contested. Since January 1, 1996, (a) no audit of any federal, state or local tax returns of Winncom has been conducted, is in progress or, to Winncom's knowledge, has been threatened, (b) Winncom has not waived any statute of limitations with respect to any of its tax liabilities, including, without limitation, liability for federal income or any other taxes for any period prior to the date hereof, and (c) no consents have been filed pursuant to Section 341(f) of the Code by Winncom or any transferor corporation to Winncom. The federal and state income tax returns of Winncom for the fiscal year ended
December 31, 1999 have been filed, and, where applicable, the taxes due thereunder have been paid. The Winncom Shareholders will prepare and file all federal and state income tax returns for Winncom's business for the period from December 31, 1999 through the Effective Time. This tax return will be prepared in sufficient detail to determine the tax basis of the investments as of that date. The amount, if any, of unpaid Winncom personal property taxes for 1999, and the amount, if any, of personal property taxes for 2000, that are attributable to periods prior to the Closing, will be recorded as Liabilities as of the Closing. The amount, if any, of personal property taxes paid by Winncom prior to Closing that are attributable to periods after the Closing will be recorded as a pre-paid asset as of the Closing.

                  6.14.....Workers  Compensation.  Winncom  has  no  outstanding claims  and  Winncom  has no  indication  that  any  outstanding  claim  exists.

                  6.15.....Employees;  No Retirement  Obligations.  The names of all the employees of Winncom are set forth in Schedule 6.18.  Except as shown in
Schedule 6.15, Winncom has no obligation under any pension, retirement or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings. Also, except as shown in Schedule 6.15, Winncom has no employment contracts, collective bargaining agreements, health, medical, long-term disability, dental, overriding royalty plans, or pension, bonus, profit-sharing, stock option, or 401(k) plans, or other agreements providing for employee remuneration or benefits, or any consulting, commission or fee agreements with independent contractors. All of Winncom's obligations that have or will accrue with respect to employment prior to the Closing pursuant to any such employee plans are fully funded or are set forth on Schedule 6.15.

                  6.16.....Books And Records.  With respect to matters occurring since the inception of Winncom, the minute books of Winncom contain complete and accurate records of all meetings and other corporate actions of Winncom's shareholders, Board Of Directors and all committees, if any, appointed by the Board Of Directors.

                  6.17.....Copies  Of  Documents.  Winncom has caused to be made available, to the extent reasonably requested by Parent, for inspection and copying by Parent and its advisors, true, complete and correct copies of all documents referred to in any Schedule furnished by Winncom to Parent.

                  6.18.....Officers,   Directors,   Employees  And  Consultants.
Schedule 6.18 sets forth the name of all the employees of Winncom and total annual compensation, from Winncom, of each officer and director and of each other consultant, agent or other representative of Winncom other than day laborers and contract employees. Winncom has made no commitment or agreement to increase the compensation or to modify the conditions or terms of engagement of any such person and Winncom has no other liability to any such person. None of such persons has indicated to Winncom or to any of Winncom's officers or directors, either orally or in writing, that such person is considering possible actions against, or is planning, to cancel or otherwise terminate such person's relationship with, Winncom.

                  6.19.....Bank  Accounts.  Schedule 6.19 sets forth,  as of the date of this Agreement, Winncom's bank account or accounts including money market and other accounts holding cash or cash equivalents (the "Bank
Accounts"). Effective as of the Closing, the signature cards on the Bank Accounts will be changed to provide that no amounts may be withdrawn from the Bank Accounts without the signature of one representative named by Sub.

                  6.20.....Information.  Winncom  has made  available,  and will continue to make available, to Parent and to Sub, all information available to Winncom relating to Winncom's products, assets, business and operations. All information provided or made available to Parent or Sub is accurate, correct, and complete in all material respects.

                  6.21.....Documents  Delivered. Winncom has furnished to Parent for its examination true and complete copies of the following: (a) the Articles Of Incorporation, as amended, and the Code of Regulations, as amended, of Winncom, certified as correct and complete by the Secretary of Winncom; (b) the minute book of Winncom, certified as correct and complete by the Secretary of Winncom, containing all records required to be set forth concerning all proceedings, consents, actions and meetings of the shareholders and the Board of Directors of Winncom; and (c) all material permits, orders, and consents (issued by a governmental or quasi-governmental authority) received by Winncom, or with respect to any security of Winncom, and all applications for such permits, orders and consents, except for permits, orders and consents, or applications therefor, issued to or received by Winncom in the ordinary course of Winncom's business. No amendments will be made to the Articles of Incorporation or Code of Regulations of Winncom prior to the Closing without written consent of Parent.

                  6.22.....Material  Changes.  Except as set  forth in  Schedule
6.22, since January 1, 2000, none of the following has occurred by or with respect to Winncom:

                                    6.22.1. Any material transaction by Winncom,
                  or any transaction or conduct of its business other than in the usual and ordinary manner or other than in the ordinary course of its business as conducted in the past;

                                    6.22.2. Any capital expenditure in excess of
                  $10,000 by Winncom;

                                    6.22.3.   Any   changes  in  the   condition
                  (financial or otherwise), liabilities, assets, or business of Winncom that, when considered individually or in the aggregate, have a Material Adverse Effect except for general political, national or global changes;

                                    6.22.4.  The  destruction  of, damage to, or
                  loss of any asset of Winncom (regardless of whether covered by insurance) that, when considered individually or in the aggregate, has a Material Adverse Effect upon the condition (financial or otherwise) or business of Winncom;

                                    6.22.5. Any labor matters or other events or
                  conditions of any character that, when considered individually or in the aggregate, have a Material Adverse Effect upon the condition (financial or otherwise) of Winncom except for general political, national or global changes;

                                    6.22.6.  Any change in accounting methods or
                  practices  (including,   without  limitation,  any  change  in
                  depreciation or amortization policies or rates) by Winncom;

                                    6.22.7.  The declaration,  setting aside, or
                  payment of a dividend or other distribution with respect to the capital stock of Winncom, or any direct or indirect redemption, purchase or other acquisition by Winncom of any of its shares of capital stock, except as otherwise permitted in this Agreement;

                                    6.22.8.  Any increase in the salary or other
                  compensation payable or to become payable by Winncom to any of its officers, directors, employees or consultants, or the declaration, payment, or commitment or obligation of any kind for the payment by Winncom of a bonus or other additional salary or compensation to any such person;

                                    6.22.9.  The amendment or termination of any
                  "material" contract, agreement, or license to which Winncom is a party, based on the definition of "material" in Section 6.5;

                                    6.22.10.  Any loan by  Winncom to any person
                  or entity, or the guaranteeing by Winncom of any loan;

                                    6.22.11.  Any  mortgage,   pledge  or  other
                  encumbrance of any asset of Winncom;

                                    6.22.12.  The waiver or release of any right
                  or claim of Winncom;

                                    6.22.13.  Any other events or  conditions of
                  any character within the knowledge of Winncom that, when considered individually or in the aggregate, have or might reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), business or assets of Winncom except for general political, economic or industry events or conditions that Winncom reasonably believes Parent already has knowledge of from sources other than Winncom;

                                    6.22.14.  The incurrence of any indebtedness
                  or any other liabilities or obligations except in the ordinary course of its business as conducted in the past;

                                    6.22.15.  The  sale,   transfer,   or  other
                  disposition of any assets of Winncom except in the ordinary course of its business as conducted in the past;

                                    6.22.16.  The issuance or sale by Winncom of
                  any shares of its capital stock of any class, or of any other of its securities;

                                    6.22.17. The granting, by Winncom,  exercise
                  or   expiration   of  options  or  other  rights  to  purchase
                  securities of Winncom; or

                                    6.22.18.  Any agreement by Winncom to do any
                  of the things described in this Section 6.18.

                  6.23.....Financial   Statements;    Undisclosed   Liabilities.
Schedule 6.23 to this Agreement sets forth the unaudited balance sheets of Winncom as of December 31, 1999, together with the related unaudited statements of operations for the 12 months ended December 31, 1999. That Schedule also includes an unaudited balance sheet of Winncom as of March 31, 2000, together with the related unaudited statements of operations for the three months ended March 31, 2000. The financial statements in Schedule 6.23, all of which are authenticated by the President of Winncom, are referred to as the "Winncom Financial Statements". Except as set forth in Schedule 6.23, the Winncom Financial Statements have been prepared on a basis consistently followed by

Winncom throughout the periods indicated, and fairly present the financial position of Winncom as of the respective dates of the balance sheets included in the Winncom Financial Statements, and the results of the operations for the respective periods indicated. Winncom does not have any debt, liability or any obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, including a debt, liability or obligation relating to or arising out of any act, transaction, circumstance or state of facts that is not reflected, reserved against or noted in Winncom's balance sheet as of March 31, 2000 that is included in the Winncom Financial Statements, except for those debts, liabilities or obligations that are set forth in
Schedule 6.23 incurred in the ordinary course of business since the date of such Financial Statements or which liabilities are of the type not required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP.

                  6.24.....No  Encumbrances.   All  of  Winncom's  interests  in
tangible and intangible property are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, encumbrances, equities, claims, conditions, or restrictions, except for
(a) those restrictions, conditions or liens disclosed in Winncom's balance sheet as of March 31, 2000 included in the Winncom Financial Statements, or in
Schedule 6.24 to this Agreement; (b) the lien of current taxes not yet due and payable; and (c) matters that, in the aggregate, are not substantial and do not materially detract from or interfere with the present or intended use of these assets, or do not materially impair the business operations of Winncom.


                  6.25.....No  Encumbrances On Winncom Common Stock. The Winncom
Common Stock being transferred by the Winncom Shareholders is owned by the Winncom Shareholders free and clear of any liens, claims, encumbrances or restrictions of any kind, and none of those shares is subject to options, rights, warrants, or other agreements or commitments by which the Winncom Shareholders are or may become obligated to transfer those shares of Winncom Common Stock other than pursuant to this Agreement.

                  6.26.....Reorganization.  To the knowledge of Winncom, Winncom has not taken any action or failed to take any action, which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) as of the Effective Time and immediately following the Merger, the Surviving Corporation will hold "substantially all" of Winncom's properties, (ii) there is no intercorporate indebtedness between Winncom and Parent, and (iii) immediately following the Merger, the Surviving Corporation will be wholly owned directly by Parent, and the Surviving Corporation will not have outstanding any type of right or obligation pursuant to which any person could acquire capital stock of the Surviving Corporation.

                  6.27.....Restricted Stock. Winncom understands and agrees that the Parent Closing Shares have not been registered under federal or state securities laws and are "restricted" securities as defined in Rule 144 under the 1933 Act. Winncom understands and agrees that no holder of Winncom Common Stock may sell, offer for sale, transfer, pledge or hypothecate the shares of Parent Closing Shares to be received hereunder in the absence of an effective registration statement covering that transaction under all applicable federal and state securities laws, unless that transaction is exempt from registration under all applicable federal and state securities laws, including an exemption under Rule 144 promulgated under the 1933 Act. Each Winncom Shareholder shall agree to be bound by the provisions of this Section 6.27 by signing a counterpart of this Agreement prior to Closing.

         7. Representations And Warranties Regarding Sub. Parent and Sub jointly and severally represent and warrant to Winncom as follows:

                  7.1......Organization  and Standing. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Winncom has been provided with a copy of Sub's current Articles Of Incorporation and Bylaws.

                  7.2......Capital  Structure.  The authorized  capital stock of
Sub consists of 10,000 shares of common stock, par value $.001 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

                  7.3......Authority;  Non-Contravention.  Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board Of Directors and by Parent as Sub's sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by Parent) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the Articles Of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to Winncom) of Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, right, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         8.       Certain Agreements.

                  8.1......Access And Information.  Winncom shall give to Parent and Sub and their respective representatives, and Sub shall give to Winncom and its representatives, during normal business hours from the date of execution of this Agreement until the Effective Time, full access to all properties, books, contracts and records (including tax returns and insurance policies) of or relating to Winncom, Parent, or Sub, respectively, with all information reasonably requested by the other Party. Except as agreed to by Winncom, Parent, and Sub, all information obtained hereunder which is not otherwise public shall be held confidential and, in the event of termination of this Agreement, all documents (including copies thereof) obtained hereunder containing such information shall be destroyed or returned to the Party from which they were obtained. At the Closing, Winncom shall deliver to Parent all books, contracts, and records (including tax returns and insurance policies) of or relating to Winncom.

                  8.2......Audited  Financial  Statements.  After  the  Closing,
Parent will cause, at its expense, its independent certified public accountants to prepare audited financial statements for Winncom. The Winncom Shareholders will cooperate, and cause Winncom's outside accountant to cooperate, with Parent's accountants. The parties recognize that Parent, as an SEC reporting company, must file with the SEC such audited statements of Winncom on a Form 8-K within 75 days of the Effective Date.

                  8.3......Operation  Of  Business.  From the date hereof to the
Effective Time, except as otherwise consented to or approved by Parent in writing, Winncom will operate its business as presently operated in the ordinary course, and, consistent with those operations, Winncom will substantially comply with all applicable legal and contractual obligations, except where noncompliance will not cause a Material Adverse Effect on its operations, and will use reasonable efforts consistent with past practices to preserve the goodwill of its suppliers, customers and others with whom it has business relationships; and Winncom will not, without the written consent of Parent, (a) institute or use any methods of purchase, sale, lease, management, accounting or operation that are inconsistent with practices normally followed or that vary substantially from those methods used by Winncom as of the date of this Agreement, (b) will take any action (or omit to take any action) which action or omission would cause any representation to be untrue at any time prior to the Effective Time as if that representation or warranty were made at and as of the Effective Time, or make any change in any method of reporting income or expenses for federal income tax purposes.

                  8.4......Preservation  Of Business.  Unless it has the written consent of Parent, Winncom will use its reasonable efforts to preserve its business organization intact and to preserve its present relationships with suppliers, customers and others having business relationships with it.

                  8.5......Allocation   Of  Revenues,   Expenses,   And  Capital
Investments.

                                    8.5.1.  The  determination  of the  purchase
                  price for the Winncom Common Stock includes the assumption, based on financial statements previously provided, that, as of the Closing, the value of the sum of Winncom's cash, inventory according to GAAP, and collectible accounts receivable, valued according to GAAP, excluding any accounts receivable from officers, directors or significant shareholders (the "Asset Value"), shall exceed its liabilities (the "Liabilities") by $500,000. Sub will own all rights to such cash, value of inventory and accounts receivable as of the Closing. As of the Effective Time, the Winncom Shareholders will provide to the Parent and Sub all information pertaining to Winncom transactions through the Closing for purposes of determining the Asset Value and the Liabilities of Winncom as of the Closing. Based on these determinations, the parties will then calculate the "Closing Net Asset Value" by subtracting the Liabilities as of Closing from the Asset Value as of Closing. On or before 160 days after Closing, the Parent, Sub and the Winncom Shareholders will prepare a final Winncom Balance Sheet as of the Closing based on all available information,. with inventory valued according to GAAP and accounts receivable included only to the extent they have been paid. To the extent that the final Winncom Balance Sheet as of the Closing reflects that the Closing Net Asset Value exceeds $500,000, then the face amount of the 180-Day Note shall be increased by the excess of the Closing Net Asset Value over $500,000, and to the extent that the Closing Net Asset Value is less than $500,000, then the face amount of the 180-Day Note shall be reduced by the amount by which the Closing Net Asset Value is less than $500,000.


                                    8.5.2.  Subject to Section  8.6,  during the
                  period from the date hereof to the Closing, Winncom will continue to process cash receipts and make cash disbursements required in the normal course of its business subject to the terms of this Agreement. Parent, Sub and the Winncom Shareholders agree to maintain adequate records to support the cash transactions being processed properly with respect to the Closing.

                                    8.5.3.   The  Winncom   Shareholders   shall
                  prepare and file or cause to be prepared and filed at Winncom's cost all final short period tax returns for Winncom for the period ending on the date of Closing. The Winncom Shareholders will provide Parent with a copy of all such returns at least ten days prior to filing and will review and consider any comments made by the Parent. Parent, Sub and Winncom agree that no election under Section 338(h)(10) of the Code with respect to the sale of the Winncom Common Stock will be made. In accordance with Section 1362(e)(5)(D) of the Code, Winncom's books as of the date of Closing and all items of income, gain, deduction and loss arising through the date of Closing shall be determined in accordance with Winncom's historical method of accounting with respect to specific transactions occurring during such short period.

                  8.6......Interim Operations. From the date of this Agreement to the Effective Time, Winncom will not, except as expressly contemplated by this Agreement or unless Sub gives its prior written approval: (a) amend or otherwise change its Articles Of Incorporation or Code of Regulations; (b) issue or sell or authorize for issuance or sale additional shares of any class of capital stock, or subscriptions, options (including employee stock options), warrants, rights or convertible securities or other agreements obligating Winncom to issue shares of its capital stock, (c) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock; provided that Winncom is expressly permitted to make distributions to its stockholders of the earnings of Winncom, provided that the Directors shall not distribute earnings to the extent the Closing Net Asset Value of Winncom will be less than $500,000 at Closing, (d) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) issue any instrument that permits participation in the revenues or profits of Winncom; (f) incur any indebtedness other than in the ordinary course of business; (g) permit the sale or encumbrance of any of the assets of Winncom other than in the ordinary course of business; (h) enter into any employment or severance agreements or similar agreements with any person except as otherwise specified in this Agreement; or
(i) agree to, make, engage in or allow to occur or continue any of the following:

                                    8.6.1. Any material  transaction  other than
                  in the ordinary course of business;

                                    8.6.2. Any capital  expenditure in excess of
                  $10,000;

                                    8.6.3.   Any   changes   in  its   condition
                  (financial or otherwise), liabilities, assets, or business that, when considered individually or in the aggregate, have a Material Adverse Effect;

                                    8.6.4.  The  destruction  of,  damage to, or
                  loss of any asset of Winncom (regardless of whether covered by insurance) that, when considered individually or in the aggregate, has a Material Adverse Effect upon the condition (financial or otherwise) or business of Winncom;

                                    8.6.5. Any labor troubles or other events or
                  conditions of any character that, when considered individually or in the aggregate, have a Material Adverse Effect upon the condition (financial or otherwise) or business of Winncom;

                                    8.6.6.  Any change in accounting  methods or
                  practices  (including,   without  limitation,  any  change  in
                  depreciation or amortization policies or rates);

                                    8.6.7.  Any  increase in the salary or other
                  compensation  payable  or to  become  payable  to  any  of its officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person;

                                    8.6.8. The material amendment or termination
                  of any material contract, agreement, or license to which it is a party, other than with respect to Aironet Wireless Communications;

                                    8.6.9. Any loan to any person or entity,  or
                  the guaranteeing of any loan;

                                    8.6.10.   Any  mortgage,   pledge  or  other
                  material encumbrance of any of its assets; or

                                    8.6.11.  The  waiver or release of any right
                  or claim.
                                       17

                  8.7......Reorganization.  During the  period  from the date of this Agreement through the Effective Time, unless the other Parties shall otherwise agree in writing, none of Winncom, Sub, Parent, or any other
Subsidiary of Parent shall knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  8.8......Resignation Of Officers And Directors. Effective upon
Closing, all officers and directors of Winncom shall resign from all offices, directorships and other positions with Winncom; provided that Gregory E. Raskin shall become President and a director of Sub, as the Surviving Corporation.

                  8.9......Employment  Agreement. At the Closing, Sub will enter into an Employment Agreement with Gregory E. Raskin in the form attached hereto as Schedule 8.9.

                  8.10.....Noncompetition  Agreement.  At the Closing,  Sub will enter into a Noncompetition Agreement with Gregory E. Raskin in the form attached hereto as Schedule 8.10.

                  8.11.....Winncom Employees Options. After Closing, Parent will grant to certain employees of Winncom who continue as employees of Sub options to purchase 600,000 shares of Parent Common Stock. These options are not exercisable until 210 days after the Closing and will terminate if the Winncom Common Stock is not transferred to Parent from the Escrow Account as specified in Section 4.2 within 200 days from the Closing. The number of shares into which these options will be exercisable, as well as certain other terms of these options, are described on Schedule 8.11.

                  8.12.....Accuracy Of Representations. Each Party will take all reasonable action necessary to render accurate, as of the Closing, its representations and warranties contained in this Agreement, and it will refrain from taking any action that would render any such representation or warranty inaccurate as of that time. Each Party will use its best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it pursuant to the terms of this Agreement.

                  8.13.....Consents,   Waivers   And   Approvals.   As  soon  as
practicable after the date hereof, each of Winncom and Sub shall use its reasonable efforts to obtain in writing all such consents, waivers, approvals and authorizations required prior to the consummation of the Merger.

                  8.14.....Notice   Of  Breach   Of   Warranty.   Winncom   will
immediately give notice to Sub of the occurrence of any event or the failure of any event to occur that has resulted in a breach of Winncom's representations or warranties or a failure by Winncom to comply with any covenant, condition or agreement contained in this Agreement. Each of Parent and Sub will immediately give notice to Winncom of the occurrence of any event or the failure of any event to occur that has resulted in a breach of Parent's or Sub's representations or warranties or a failure by Parent or Sub to comply with any covenant, condition or agreement contained in this Agreement.

                  8.15.....Additional Documents; Further Assurances. In addition to the schedules and other items specifically required to be furnished hereunder, Winncom, Parent, and Sub hereby agree that each will promptly furnish
                                       18
to the other such further schedules, certificates and other instruments and take such other action as may reasonably be requested in order to effectuate the purposes of this Agreement.

                  8.16.....Notice Of Inaccurate Information. Winncom, Parent and
Sub each will notify the other in writing as soon as possible of any events or occurrences that have happened or that may happen and that have caused or that may cause any of the information contained in this Agreement or in the Schedules to this Agreement to become inaccurate or incomplete.

                  8.17.....Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be directed by Parent. The contents of the initial press release or announcement pertaining to the transaction contemplated by this Agreement shall be mutually agreed to by Winncom and Parent; however, nothing in this paragraph shall preclude Parent from complying with its obligations as a reporting issuer under the U.S. securities laws and regulations.

         9. Conditions To Performance By All Parties. The obligations of all Parties to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  9.1......The   Sub  shall  have  entered  into  an  Employment
Agreement and a Noncompetition Agreement with Gregory E. Raskin at the Closing in the forms of Schedule 8.9 and Schedule 8.10, respectively, attached hereto.

                  9.2......At the Effective  Time,  there shall not be in effect any court order restraining or prohibiting consummation of the Merger, or any pending proceeding brought by, or before, any governmental commission, board, agency, court or body with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger or in which it is sought to obtain divestiture of a material amount of assets of either Winncom and its Subsidiaries taken as a whole.

         10. Conditions Precedent To Performance By Winncom. The obligations of Winncom to effect the Merger shall be, at Winncom's option, subject to the fulfillment at or prior to the Closing of the following conditions (unless any or all of them is waived by Winncom):

                  10.1.....Approvals. The Merger shall have been approved by the board of directors of Parent, by the board of directors of Sub, and by Parent as the sole stockholder of Sub each in accordance with the applicable state laws.

                  10.2.....Accuracy  of  Representations  and  Warranties.   The
representations and warranties of Parent and Sub set forth in this Agreement, including the attached Schedules, shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing, except for changes which do not have a Material Adverse Effect on Parent or Sub and except to the extent such representations and warranties are not true and correct by reason of actions permitted or authorized by this Agreement or consented to in writing by Winncom. Winncom shall have received a certificate of each of Parent and Sub, dated the Closing and duly executed by its respective President and Secretary, as to the accuracy of their respective representations and warranties as of the Closing.

                  10.3.....Compliance  with  Covenants.  Each of Parent  and Sub shall have performed all obligations required to be performed by them and shall have furnished all documents, schedules and instruments required to be furnished by them under this Agreement at or prior to the Closing. Winncom shall have received a certificate of each of Parent and Sub, dated the Closing and duly executed by their respective Chief Executive Officers to this effect.

                  10.4.....Opinion  of  Counsel  The  Winncom  Shareholders  and
Winncom shall have received from counsel to Parent and Sub an opinion, dated the Closing, to the following effect:

                  (i) Parent and Sub each is a corporation duly organized, validly existing and in good standing under the laws of the State of their respective incorporation and has the corporate power and authority under such laws to carry on its business as presently conducted.

                  (ii) the Parent Closing Shares to be issued pursuant to this Agreement have been duly authorized and, when initially issued in accordance with this Agreement as at the Closing Date, will be duly and validly issued and will be fully paid and nonassessable.

                  (iii) all corporate actions by Parent and Sub required to authorize the Merger has been taken and each of this Agreement, the Notes, the Employment Agreement and the Noncompetition Agreement, has been duly executed and delivered by Parent and Sub as required; each of this Agreement, the Notes, the Employment Agreement and the Noncompetition Agreement, is the valid and binding obligation of Parent and Sub as applicable, enforceable in accordance with their respective terms, except that the enforceability of such instruments is subject to the laws of bankruptcy and laws of general applicability relating to or affecting enforcement of creditors' rights, and to judicial discretion in the application of principles of equity.

                  10.5.....Parent  Share  Certificates.   Parent  shall  deliver
irrevocable instructions to its Transfer Agent in the form of Schedule 14.2 hereto to deliver immediately the certificates for the Parent Closing Shares to the Winncom Shareholders or their designees.

         11. Conditions Precedent To Performance By Parent And Sub. The obligations of Parent and Sub to effect the Merger shall be, at Parent's and Sub's respective options, subject to the fulfillment at or prior to the Closing of the following conditions:

                  11.1.....Approvals. The Merger shall have been approved by the board of directors and shareholders of Winncom in accordance with the Ohio Law.

                  11.2.....Accuracy of Winncom's Representations and Warranties.
The representations and warranties of Winncom set forth in this Agreement, including the attached Schedules, shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing, except for changes which do not have a Material Adverse Effect on Winncom and except to the extent such representations and warranties are not true and correct by reason of actions permitted or authorized by this Agreement or consented to in writing by Parent and Sub. Parent and Sub shall have received a certificate of Winncom, dated the Closing and duly executed by its President and Secretary as to the accuracy of its representations and warranties.

                  11.3.....Compliance   with   Covenants.   Winncom  shall  have
performed all obligations required to be performed by it and shall have furnished all documents, schedules and instruments required to be furnished by it under this Agreement at or prior to the Closing. Parent and Sub shall have received a certificate of Winncom, dated the Closing and duly executed by its President to this effect.

                  11.4.....Interim  Financial  Statements.  Parent and Sub shall have received from Winncom copies of the unaudited consolidated financial statements of Winncom as of and for the period from January 1, 2000 through March 31, 2000, and those financial statements shall not reflect any materially adverse change from the unaudited financial statements of Winncom dated as of and for the one-year period ended December 31, 1999 (in the form included in the Winncom Financial Statements) in the financial condition or results of operations of Winncom, except for changes or transactions, if any, contemplated by this Agreement.

                  11.5.....No Adverse Change, Projections.  Parent and Sub shall have received a letter from Winncom signed by its President, dated as of the Closing stating that on the basis of a limited review (not an audit) of the latest available accounting records of Winncom, consultations with other responsible officers of Winncom and other pertinent inquiries that it may deem necessary, it has no reason to believe that during the period from January 1, 2000, to a specific date not more than five business days before the Effective Time there was any adverse change in the financial condition or results of operations of Winncom, except for (a) changes incurred in the ordinary and usual course of the businesses of Winncom during that period that in the aggregate are not materially adverse, and (b) other changes or transactions, if any contemplated by this Agreement. The President's letter shall also state that, based on events occurring since the end of 1999, there is no reason to believe that the projections given to Parent for calendar year 2000 included in its business plan attached hereto as Schedule 11.5 will not be achieved; provided that the parties recognize business and operations may differ from the assumptions used in the projections and that projected sales and expenses fore the balance of the year may not occur. The President's Certificate is not a guaranty of performance.

                  11.6.....Opinion  of  Winncom's  Counsel.  Parent  shall  have received an opinion of counsel from counsel to Winncom, dated the date of Closing, to the effect of the following:

                  (i) The incorporation, existence, good standing and capitalization of Winncom are as stated in this Agreement; the authorized shares of Winncom Common Stock are as stated in this Agreement; all outstanding shares of Winncom Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating Winncom to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                  (ii) Winncom has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Winncom, and (assuming the due and valid authorization, execution and delivery by Parent and Sub) constitutes the legal, valid and binding agreement of Winncom, enforceable with respect to Winncom in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at equity or at law).

                  (iii) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Winncom or its subsidiaries, except as set forth in the Schedules to this Agreement.

                  (iv)  The  execution  and   performance  by  Winncom  of  this
Agreement will not violate the Articles Of Incorporation or Code of Regulations of Winncom.

                  (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Winncom or its subsidiaries for consummation of the transactions contemplated by this Agreement.

                  (vi) Except as set forth in Schedule 6.6 to this Agreement, the execution and delivery of this Agreement by Winncom do not, and the consummation of the transactions contemplated hereby will not conflict with or violate any law, regulation, court order, judgment or decree applicable to Winncom.

                  11.7.....Consents.  No holders of the shares of Winncom Common
Stock outstanding prior to the Merger shall have exercised their appraisal rights in connection with the Merger.

                  11.8.....On or before the Closing, all necessary approvals and consents of any Parties as set forth in Schedule 6.5 shall have been obtained by Winncom and delivered to Sub.

                  11.9.....Prior  to  Closing,  Parent  and Sub shall  have been furnished with all documents that either of them reasonably may require for the purpose of enabling them to obtain legal advice concerning the valid exchange of the Parent Closing Shares for Winncom Common Stock and shall have had full access to all properties, books, contracts and records of or relating to Winncom. All proceedings taken by Winncom in connection with the consummation of transactions contemplated by this Agreement shall be satisfactory in form and substance to Parent and Sub after consultation with their counsel.

         12. Indemnification By Winncom Shareholders. Each Winncom Shareholder hereby agrees to indemnify and hold harmless Parent, Sub, and their respective officers, directors, employees and agents for their respective Winncom Proportionate Ownership share of any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and other expenses of investigation and defense of any claims or actions) (collectively, the "Losses") to which they or any of them may become subject due to, or which results from, any of the following:

                  12.1.....Any  breach  of  Winncom's   covenants,   agreements,
warranties or representations contained in this Agreement.

                  12.2.....The  operations  of Winncom or the acts of its agents or employees, acting in their capacities as such, prior to the Closing, except for those resulting liabilities otherwise assumed by Parent.

                  12.3.....Actions  or  inactions  of Winncom,  or the agents of
Winncom acting in their capacity as agents, prior to the Closing, except for those resulting liabilities otherwise assumed by Parent.

                  12.4.....Indemnification by Parent. Parent agrees to indemnify and hold harmless each Winncom Shareholder and their successors and assigns, for any Losses to which they or any of them may become subject due to, or which results from any breach of Parent's or Sub's respective covenants, agreements, warranties or representations contained in this Agreement. Neither Parent nor the Surviving Corporation shall be responsible for any of Winncom's obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors of Winncom in respect of acts or omissions occurring prior to the Effective Time.

                  12.5.....Limitations on Indemnification.

                  (a) The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, for three years from the Closing regardless of any investigation made by the parties hereto.

                  (b) Neither the Winncom Shareholders, nor Parent or Sub shall have any liability under Section 12.1 unless the aggregate amount of Losses to the other party finally determined to arise thereunder exceeds $25,000 (the "Basket") and, in such event the Winncom Shareholders shall be required to pay the entire amount of such Losses. The maximum amount of Losses for which either the Winncom Shareholders or the Parent and/or Sub shall be liable hereunder, other than any liability for fraud, shall not exceed $4,500,000.

         13. Notice Of Claim. Should any Party (the "Indemnified Party") suffer any loss, damage or expense for which the other Party (the "Indemnifying Party") is obligated to indemnify and hold such Indemnified Party harmless pursuant to
Section 12 of this Agreement, the following shall apply: Promptly upon receipt by the Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party is obligated to indemnify the Indemnified Party under the provisions of this Agreement, the Indemnified Party shall give prompt notice thereof to the Indemnifying Party, together with a statement of such information respecting such matter as the Indemnified Party shall then have and a statement advising that the Indemnifying Party must notify it within 10 days whether the Indemnifying Party will undertake the defense of such matter. The Indemnifying Party shall not be obligated to indemnify the Indemnifying Party with respect to any matter hereunder if the Indemnified Party has failed to use its best efforts to notify the Indemnifying Party thereof in accordance with the provisions of the Agreement in sufficient time to permit the Indemnifying Party and its counsel to defend against such matter and to make a timely response thereto, including without limitation, the preparation and assertion of an answer or other responsive motion to a complaint, petition, notice or other legal, equitable or administrative process relating to any such claim. Notice of the intention of the Indemnifying Party to contest any such claim, and the identity of counsel that the Indemnifying Party intends to employ to contest any such claim, shall be given by the Indemnifying Party to the Indemnified Party within 10 days from the date of mailing to the Indemnifying Party of notice by the Indemnified Party of the assertion of any such claim. The Indemnified Party shall have the right to approve the counsel named in the Notice provided pursuant to the preceding sentence, provided that such approval shall not be unreasonably withheld. The Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing; however, such representation shall be at the Indemnified Party's own expense if the Indemnifying Party selects different counsel of its own choosing. If the Indemnifying Party does not elect to contest any such claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim. If the Indemnifying Party elects to contest any claim, the Indemnified Party shall be bound by the results obtained with respect thereto by the Indemnifying Party, including any settlement of such claim.

         14. Closing. Subject to the terms and conditions contained in this Agreement, the Closing shall take place at 5:00 p.m. Denver time on May 24, 2000, or on such other date or at such other time as shall be agreed upon by Winncom and Parent, at the offices of Parent. At the Closing, the following shall occur:

                  14.1.....Winncom  shall  deliver  to Parent  (a) the letter of
Winncom's  President  dated as of the Closing as  provided  in Section  11.3 and
Section 11.5; (b) a certificate executed by the President and Secretary of Winncom dated as of the Closing certifying that the representations and warranties of Winncom in this Agreement are true and correct in all material respects at and as of the Closing as though each representation and warranty had been made on that date; (c) the resignation of each officer and director of Winncom from all offices, directorship and other positions with Winncom effective upon consummation of the Closing as provided in Section 8.8; (d) the Employment Agreement as provided in Section 8.9; (e) the Noncompetition Agreement as provided in Section 8.10; (f) the stock book, stock ledger, minute book and corporate seal of Winncom; and (g) such other documents as are required to be delivered to Parent under the terms of this Agreement.

                  14.2.....Parent and Sub shall deliver to Winncom or the Escrow
Agent, as provided herein, (a) a certificate executed by the President and Secretary of each of Parent and Sub dated as of the Closing, certifying that the representations and warranties of Parent and Sub in this Agreement are true and
                                       23
correct in all material respects at and as of the Closing, as though each representation and warranty had been made on that date; (b) the Employment Agreement as provided in Section 8.9; (c) the 90-Day and 180-Day Notes; (d) irrevocable instructions to its Transfer Agent in the form of Schedule 14.2 hereto to deliver immediately Certificates for the Parent Closing Shares; (e) the Noncompetition Agreement as provided in Section 8.10; (f) the cash described in Sections 4.1 and 4.3 hereof, (g) the Surviving Corporation's common stock as provided in Section 4.2; and (h) such other documents as required to be delivered to Winncom under the terms of this Agreement.

                  14.3.....Winncom,  Parent, and Sub agree that they will at any time and from time to time after the Closing, upon the request of the other Party, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, powers of attorney and assurances as may be required for the purpose of effectuating the consummation of the transactions contemplated by this Agreement.

         15.      Intentionally Omitted.

         16. Amendment Or Waiver. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or condition hereof may be waived, but only by a written instrument executed by Winncom, Parent, and Sub. Except as expressly otherwise required by applicable law, no shareholders approval shall be required for any amendment, modification or waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

         17. Entire Agreement. This Agreement, together with the Schedules hereto, and the documents referred to herein, constitutes the entire agreement among the Parties with respect to the Merger, and supersedes all prior arrangements or understandings with respect thereto.

         18. Notice. All notices, requests, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 18. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 18. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent, provided it is supplemented by a copy of the Notice sent by certified mail, return receipt requested. Each such Notice shall be addressed to the Party to be notified as shown below:

         PARENT:..                            COPY TO:

         Antennas America, Inc.               Patton Boggs LLP
         ATTN:  Randall P. Marx               1660 Lincoln Street, Suite 1900
         4860 Robb Street, Suite 101          Denver, CO 80264
         Wheat Ridge, CO 80033-2163           ATTN:  Alan L. Talesnick, Esq.
         Facsimile No.:  (303) 424-5085       Facsimile No.:  (303) 894-9239

         SUB:.....                            COPY TO:

         Winncom Technologies Corp.           Antennas America, Inc.
         ATTN:  Gregory E. Raskin             ATTN:  Randall P. Marx
         30700 Carter Street, Unit A          4860 Robb Street, Suite 101
         Solon, Ohio 44139                    Wheat Ridge, CO 80033-2163
         Facsimile No.:  (440) 498-9511       Facsimile No.:  (303) 424-5085
                                       24

         WINNCOM:.                            COPY TO:

         Winncom Technologies, Inc.           Kahn, Kleinman, Yanowitz
         ATTN: Gregory E. Raskin              & Arnson Co., L.P.A.
         30700 Carter Street, Unit A          1301 East Ninth Street, Suite 2600
         Solon, Ohio 44139                    Cleveland, Ohio 44114-1824
         Facsimile No.:  (440) 498-9511       ATTN:  Michael A. Ellis, Esq.
                                              Facsimile No.:  (216) 623-4912

         Any Party may change his or its respective address for purposes of this
Section 18 by giving the other Party Notice of the new address in the manner set forth above.

         19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

         20. Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         21. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         22. Expenses. Whether or not the transactions provided for herein are consummated, each Party to this Agreement will pay its respective costs and expenses.

         23. Nature and Survival of Representations. All statements contained in this Agreement and in the Schedules to this Agreement shall be deemed representations and warranties by the applicable Party under this Agreement. All representations and warranties made by the Parties in this Agreement or pursuant to this Agreement shall be true and accurate as of the Closing in all material respects. The obligation that the representations and warranties be accurate as of the Closing in all material respects shall survive the Closing for three years from the date of Closing subject to the limitations of Section 12.5 of this Agreement. In addition, all obligations relating to indemnification under this Agreement shall survive the Closing subject to the limitations of Section
12.5 of this Agreement.

         24. Benefits And Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and each of the Winncom Shareholders and their respective successors and assigns. The Parties agree that this Agreement is made solely for the benefit of the Parties, each of the Winncom Shareholders and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successor" or the term "successors and assigns" as used in this Agreement shall not include any holders of the Winncom Common Stock, or recipients of the Parent Closing Shares pursuant to this Agreement.

         25. Specific Performance. Each Party's obligation under this Agreement is unique. If any Party should default in its obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate.
                                       25

         Notwithstanding any breach or default by any of the Parties of any of their respective representations, warranties, covenants or agreements under this Agreement, if Closing occurs as contemplated, each of the Parties waives any rights that it or they may have to rescind this Agreement or the transactions consummated pursuant to it; provided, however, this waiver shall not affect any other rights or remedies available to the Parties under this Agreement or under the law.

         26. Brokers. Each of Parent, Sub, and Winncom represents and warrants to the others that all of their negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly, without the intervention of any other person, so as not to give rise to any valid claim against any Party hereto for a finder's fee, brokerage commission or other like payment.

         27. Costs. If any legal action or other proceeding is brought by one of the Parties to this Agreement against another Party to this Agreement for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         28. Choice Of Law. This Agreement shall be governed by, construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

                                          SUB:

                                          WINNCOM TECHNOLOGIES CORP.

                                          By:
                                          Name:
                                          Position:

ATTEST:




                                          WINNCOM:

                                          WINNCOM TECHNOLOGIES, INC.

                                          By:
                                          Name:    Gregory E. Raskin
                                          Position:  President

ATTEST:




                                          PARENT:

                                          ANTENNAS AMERICA, INC.

                                          By:
                                          Name:  Randall P. Marx
                                          Position:  Chief Executive Officer

ATTEST:

                       Agreements Of Winncom Shareholders

         Each of the undersigned Winncom Shareholders hereby acknowledges the benefits to be received by the Winncom Shareholders pursuant to this Agreement and each of the undersigned Winncom Shareholders agrees to, agrees to be bound by, and agrees to be responsible for any representations, warranties, and/or agreements and covenants, included in the provisions of Section 6.25, Section 6.27, Section 8.5, Section 12, and Section 13, other sections where applicable and appropriate, the provisions of this Agreement, as well as to the following:

         (i) Each of the undersigned Winncom Shareholders is or will be acquiring the Parent Closing Shares in accordance with this Agreement solely for his own account, for investment, and the Parent Closing Shares are not being obtained with a view to or for the resale, distribution, subdivision or fractionalization thereof; each of the undersigned Winncom Shareholders has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof; other than the private transfer of an aggregate of 55,000 Parent Closing Shares to three consultants of Winncom for past service consideration; provided that each of these consultants will make the same representations as are set forth in this paragraph (i) and in paragraph (ii) below; and

         (ii) Each of the undersigned Winncom Shareholders acknowledges and is aware that the following legend will be imprinted on the Parent Closing Shares obtained or to be obtained by each of the undersigned Winncom Shareholders:

                  "THE SECURITIES  REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                   REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BOTH BE REASONABLY SATISFACTORY TO THE COMPANY)."

                                             WINNCOM SHAREHOLDERS:


Date:
     -------------                           --------------------------
                                             Gregory E. Raskin, Individually



Date:
     -------------                           --------------------------
                                             Michael L. Maly, Individually



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